EXHIBIT 99.1

     Global Partners Declares Increased Cash Distribution for the
                         Second Quarter of 2007

    WALTHAM, Mass.--(BUSINESS WIRE)--July 24, 2007--Global Partners LP (NYSE: GLP) today announced that it has declared a quarterly cash distribution of $0.4725 per unit ($1.89 per unit on an annualized basis) on all of its outstanding common and subordinated units for the period from April 1, 2007 through June 30, 2007. The distribution will be paid August 14, 2007 to unitholders of record as of the close of business August 3, 2007.

    The distribution to be paid in August 2007 represents increases of 8.0% over the quarterly distribution of $0.4375 paid in August 2006 and of approximately 1.6% over the quarterly distribution of $0.4650 paid in May 2007.

    About Global Partners LP

    Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. The partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the Northeast. Global Partners LP, a FORTUNE 500(R) company, trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit www.globalp.com.

    Safe Harbor Statement

    This news release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss business prospects, goals, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP's ability to make distributions to unitholders. These statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release. For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP's Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the three months ended March 31, 2007 and subsequent filings the partnership makes with the Securities and Exchange Commission. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Global Partners LP
             Thomas J. Hollister, 781-894-8800
             Chief Operating Officer and
             Chief Financial Officer
             or
             Edward Faneuil, 781-894-8800
             Executive Vice President,
             General Counsel and Secretary